UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	20-5961396
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

145 N.W. Central Park Plaza, Suite 115, Port St. Lucie, FL	34986
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, with each Unit consisting of one share of	NASDAQ Global Market
common stock and one warrant.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-150513

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the units, the common stock, no par value, and the warrants of Homeowners Choice, Inc., a Florida corporation (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on April 30, 2008, as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1*	Articles of Incorporation for Homeowners Choice, Inc., as amended.
3.2*	Bylaws of Homeowners Choice, Inc., as amended.
4.1*	Form of Common Stock Certificate.
4.2*	Form of Warrant Agreement between Homeowners Choice, Inc. and American Stock Transfer & Trust Company, LLC.
4.3*	Form of Warrant Certificate.
4.4*	Form of Warrant Agreement between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated.
4.5*	Form of Warrant Certificate to be issued to Anderson & Strudwick, Incorporated as placement agent.
4.6*	Form of Unit Certificate

* Incorporated by reference to the corresponding exhibit filed with the Registration Statement (SEC File No. 333-150513), as amended from time to time.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Homeowners Choice, Inc.

Date: July 17, 2008	By:	/s/ Francis McCahill, III
Francis McCahill, III
President & Chief Executive Officer
(Principal Executive Officer)